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                           EXHIBIT 23.1
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                CONSENT OF INDEPENDENT ACCOUNTANTS
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We consent to the incorporation by reference in this Registration Statement of
Western Micro Technology, Inc. on Form S-8 of our reports dated February 16, 1995, on our audits of the consolidated financial statements and financial statement schedules of Western Micro Technology, Inc. and subsidiaries as of December 31, 1994 and 1993, and for each of the years in the period ended December 31, 1994, which reports appear in the December 31, 1994 annual report incorporated by reference into Form 10-K of Western Micro Technology, Inc.

                             /s/ COOPERS & LYBRAND L.L.P.


San Jose, California
November 15, 1995